Exhibit 99.1

Onconova Therapeutics, Inc. Announces Pricing of $21 Million Public Offering of Common Stock

NEWTOWN, PA., Sept. 24, 2021 (GLOBE NEWSWIRE) -- Onconova Therapeutics, Inc. (NASDAQ: ONTX) (“Onconova”), a biopharmaceutical company focused on discovering and developing novel products to treat cancer, today announced the pricing of an underwritten public offering of 5,000,000 shares of its common stock at a public offering price of $4.20 per share. The gross proceeds of the offering to the Company are expected to be $21 million, before deducting the underwriting discounts and commissions and other estimated offering expenses. In addition, Onconova granted the underwriters a thirty-day option to purchase up to an additional 750,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

The closing of the offering is expected to occur on or about September 28, 2021, subject to the satisfaction of customary closing conditions.

Guggenheim Securities is acting as sole book-running manager. Ladenburg Thalmann & Co. Inc. and Noble Capital Markets, Inc. are acting as co-managers for the offering.

The securities described above are being offered by Onconova pursuant to a shelf registration statement on Form S-3 (File No. 333-237844) which was initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 24, 2020, amended on Form S-3/A that was filed with the SEC on May 15, 2020, and was declared effective by the SEC on May 18, 2020.

A preliminary prospectus supplement relating to the offering was filed with the SEC on September 23, 2021 and is available on the SEC’s website at http://www.sec.gov. The final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and also will be available on the SEC’s website. Before investing in the offering, you should read each of the prospectus supplement and the accompanying prospectus relating to the offering in their entirety as well as the other documents that the Company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus relating to the offering, which provide more information about the Company and the offering. Copies of the final prospectus supplement, when available, and accompanying prospectus relating to the offering may be obtained from Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Onconova Therapeutics, Inc.

Onconova Therapeutics is a clinical-stage biopharmaceutical company focused on discovering and developing novel products for patients with cancer. The Company has proprietary targeted anti-cancer agents designed to disrupt specific cellular pathways that are important for cancer cell proliferation.

Onconova’s novel, proprietary multi-kinase inhibitor ON 123300 is being evaluated in two separate and complementary Phase 1 dose-escalation and expansion studies. These trials are currently underway in the United States and China.

Onconova’s product candidate rigosertib is being studied in an investigator-initiated study program, including in a dose-escalation and expansion Phase 1/2a investigator-initiated study with oral rigosertib in combination with nivolumab for patients with KRAS+ non-small cell lung cancer.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These statements relate to Onconova’s expectations regarding the offering, its patents and clinical development plans including patient enrollment timelines and indications for its product candidates. Onconova has attempted to identify forward-looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes. Although Onconova believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the success and timing of Onconova's clinical trials and regulatory agency and institutional review board approvals of protocols, Onconova’s ability to continue as a going concern, the need for additional financing, Onconova’s collaborations, market conditions and those discussed under the heading "Risk Factors" in Onconova's most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements contained in this release speak only as of its date. Onconova undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

General Contact

Avi Oler
Onconova Therapeutics, Inc.
267-759-3680

ir@onconova.us
http://www.onconova.com/contact/